POWER OF ATTORNEY

The undersigned constitutes each of Joseph F. Keefe, Alicia K. DuBois, Maureen L. Conley and John Boese, individually, as my true and lawful attorney, with full power to sign for me and in my name, the registration statement on Form N-1A and any and all amendments thereto of Pax World Funds Series Trust I and Pax World Funds Series Trust III filed under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, with the Securities and Exchange Commission for the purpose of complying with such registration requirements in my capacity as a trustee.

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-1A or any amendment thereto, with the Securities and Exchange Commission. This Power of Attorney then constitutes authority to sign additional amendments and registration statements by virtue of its incorporation by reference into any such registration statement.

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IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of the date indicated.

/s/ Adrian P. Anderson
Adrian P. Anderson
Dated: April 27, 2020

/s/ Anne M. Goggin
Anne M. Goggin
Dated: April 22, 2020

/s/ Cynthia Hargadon
Cynthia Hargadon
Dated: April 17, 2020

/s/ D’Anne Hurd
D’Anne Hurd
Dated: April 17, 2020

/s/ John L. Liechty
John L. Liechty
Dated: April 18, 2020

/s/ Lindsey Brace Martinez
Lindsey Brace Martinez
Dated: April 17, 2020

/s/ Nancy S. Taylor
Nancy S. Taylor
Dated: April 16, 2020